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El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)
                                                                      EXHIBIT 11

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                                                                             Period From     |     Period From
                                                                 Year        February 12     |      January 1        Year
                                                                 Ended           to          |         to            Ended
                                                             December 31,    December 31,    |     February 11,   December 31,
                                                                 1997             1996       |         1996          1995
                                                            -------------   --------------   |    -------------  -------------
                                                                                             |
Net income (loss) applicable to common stock:                                                |
     Income (loss) before extraordinary items               $      41,424   $       31,431   |   $     118,198   $    (33,319)
     Extraordinary loss on repurchases of debt,                                              |
         net of federal income tax benefit                         (2,775)             -     |             -              -
     Extraordinary gain on discharge of debt                          -                -     |         264,273            -
                                                            -------------   --------------   |   -------------  -------------
         Net income (loss) applicable to common stock       $      38,649   $       31,431   |   $     382,471  $     (33,319)
                                                            =============   ==============   |   =============  =============
                                                                                             |
Basic earnings per common share:                                                             |
     Weighted average number of common                                                       |
         shares outstanding                                    60,128,505       60,073,808   |      35,544,330     35,544,330
                                                            =============   ==============   |   =============  =============
                                                                                             |
     Net income (loss) per common share:                                                     |
         Income (loss) before extraordinary items           $       0.689   $        0.523   |   $       3.325  $      (0.937)
         Extraordinary loss on repurchases of debt,                                          |
             net of federal income tax benefit                     (0.046)             -     |             -              -
         Extraordinary gain on discharge of debt                      -                -     |           7.435            -
                                                            -------------   --------------   |   -------------  -------------
             Net income (loss)                              $       0.643   $        0.523   |   $      10.760  $      (0.937)
                                                            =============   ==============   |   =============  =============
                                                                                             |
Diluted earnings per common share:                                                           |
     Weighted average number of common                                                       |
         shares outstanding                                    60,128,505       60,073,808   |      35,544,330     35,544,330
                                                            -------------   --------------   |   -------------  -------------
     Effect of potential dilutive common stock options                                       |
         based on the treasury stock method using                                            |
         average market price:                                                               |
             First quarter                                         90,200              -     |             -              -
             Second quarter                                        72,847            4,564   |             -              -
             Third quarter                                         55,103           16,826   |             -              -
             Fourth quarter                                        74,936           17,599   |             -              -
     Effect of potential dilutive restricted common stock                                    |
         based on the treasury stock method using                                            |
         average market price:                                                               |
             First quarter                                          4,773              -     |             -              -
             Second quarter                                         3,985              563   |             -              -
             Third quarter                                          3,159            1,651   |             -              -
             Fourth quarter                                         4,124            1,698   |             -              -
                                                            -------------   --------------   |   -------------  -------------
                 Total effect of potential dilutive                                          |
                     common stock                                 309,127           42,901   |             -              -
                                                            -------------   --------------   |   -------------  -------------
     Weighted average number of common shares                                                |
         and common share equivalents outstanding              60,437,632       60,116,709   |      35,544,330     35,544,330
                                                            =============   ==============   |   =============  =============
                                                                                             |
     Net income (loss) per common share:                                                     |
         Income (loss) before extraordinary items           $       0.685   $        0.523   |   $       3.325  $       (0.937)
         Extraordinary loss on repurchases of debt,                                          |
             net of federal income tax benefit                     (0.046)             -     |             -              -
         Extraordinary gain on discharge of debt                        -              -     |           7.435            -
                                                            -------------   --------------   |   -------------  -------------
             Net income (loss)                              $        0.639  $        0.523   |   $      10.760  $       (0.937)
                                                            ==============  ==============   |   =============  ==============

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